Exhibit 99.1

Exhibit 99.1

FDA Approves Two Emergency INDs for COVID-19 Outpatient Therapy

First Reported eIND Issued for Outpatient COVID-19 Therapy

Miami, FL (August 6, 2020) — Organicell Regenerative Medicine, Inc. (OTCBB: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, announced today that the U.S. Food and Drug Administration (FDA) approved two outpatient Emergency Investigational New Drug Applications (eINDs) for treating mild to moderate respiratory distress due to COVID-19.

Organicell’s first patient approved for the eIND experienced moderate chest discomfort accentuated when taking deep breaths, persistent non-productive cough and fatigue upon exertion. After receiving three doses of Organicell Flow, the patient has shown a reduction in cough and ability to breathe without pain. The second outpatient previously spent seven weeks in the hospital, was admitted to the ICU twice, received Bi-Level Positive Airway Pressure (BiPAP) treatment and continued to experienced shortness of breath after hospital discharge. Now, being treated as an outpatient, he was administered the first dose of Organicell Flow on August 4th, 2020, and to date, has reported improvements in all his symptoms.

In May, Organicell previously announced it had successfully treated two critically ill COVID-19 inpatients at Landmark Hospital in Athens, Georgia. Since then, a third approved eIND inpatient with COVID-19 related respiratory impairment and acute kidney injury, was treated by Organicell, and the patient had a complete recovery of lung and renal function and was discharged 26 days after initiation of treatment.

Expanded access trials that can treat early stage COVID-19 symptoms could potentially prevent permanent lung, kidney and neurological damage. In addition, outpatient treatment could lower the number of hospitalizations and help curb the economic strain on the U.S. healthcare system. As of August 5, 2020, 38 states have reported over 323,000 total hospitalized Covid-19 patients, with around 53,000 currently still hospitalized.[1] On average, hospitalizations for COVID-19 can cost $50,000 per patient, according to a recent analysis by independent nonprofit FAIR Health.[2]

“We are very pleased to announce the first reported FDA outpatient emergency approvals in the U.S for the treatment of mild to moderate respiratory distress due to COVID-19. Organicell Flow may serve to not only improve clinical outcomes, but also reduce the inpatient capacity strain and save the healthcare ecosystem billions of dollars by treating patients before they get into the hospital system,” said Albert Mitrani, Chief Executive Officer at Organicell.

[1] https://carlsonschool.umn.edu/mili-misrc-covid19-tracking-project

[2] https://s3.amazonaws.com/media2.fairhealth.org/brief/asset/COVID-19%20-%20The%20Projected%20Economic%20Impact%20of%20the%20COVID-19%20Pandemic%20on%20the%20US%20Healthcare%20System.pdf

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About Organicell Regenerative Medicine, Inc.:

Organicell Regenerative Medicine, Inc. is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/

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Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release

Media Contact:

RooneyPartners

Jeffrey Freedman

646-432-0191

jfreedman@rooneyco.com

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